April 19, 1999



Dear Shareholder:

The Annual Meeting of Shareholders of Cerner Corporation (the "Company") will be held at 10:00 a.m., local time, on May 28, 1999, at the Cerner Associate Center, located on the Cerner campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117. The enclosed notice of the meeting and proxy statement contains detailed information about the business to be transacted at the meeting.

The Board of Directors has nominated John C. Danforth, Thomas A. McDonnell and Neal L. Patterson, the present Class I Directors, to stand for election as Class I Directors for a term ending at the 2002 Annual Meeting of Shareholders. The Board recommends that you vote for the nominees.

In addition to the election of the Board of Directors, you are being asked to approve the appointment of KPMG LLP as independent public accountants of the Company for 1999. The Board of Directors recommends that you vote for the approval of KPMG LLP.

On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed postage prepaid envelope will help ensure that as many shares as possible are represented.

Very truly yours,

CERNER CORPORATION


/s/Neal L. Patterson
Neal L. Patterson
Chairman of the Board of Directors,
Chief Executive Officer and President

Enclosures

                            CERNER CORPORATION
                          2800 Rockcreek Parkway
                     North Kansas City, Missouri 64117

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 28, 1999

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation (the "Company"), will be held at the Cerner Associate Center, located on the Cerner campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117, on May 28, 1999, at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

       a. to elect three Class I Directors to serve for a three year term until the 2002 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

       b. to consider and act upon ratification and approval of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending January 1, 2000; and

       c.   to  consider and act upon any other matters which may  properly
     come before the Annual      Meeting of Shareholders or any adjournment
     thereof.

      The foregoing matters are more fully described in the accompanying Proxy Statement.

      In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on April 2, 1999 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

      The Board of Directors of the Company solicits you to sign, date and promptly mail the Proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting of Shareholders. You are urged, however, to attend the Annual Meeting of Shareholders.

                              BY ORDER OF THE BOARD OF DIRECTORS,



                              /s/Randy D. Sims
                              Randy D. Sims
                              Secretary

North Kansas City, Missouri
April 19, 1999

                            CERNER CORPORATION
                          2800 Rockcreek Parkway
                     North Kansas City, Missouri 64117

                              --------------
                              PROXY STATEMENT
                              --------------

                               INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cerner Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 28, 1999, commencing at 10:00 a.m., local time, at the Cerner Associate Center, located on the Cerner campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117, and any adjournment thereof (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders to the holders of record of outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock") as of April 2, 1999, on or about April 19, 1999.

     Only the holders of record of shares of Common Stock as of the close of business on April 2, 1999 are entitled to vote on the matters to be presented at the meeting, either in person or by proxy. Holders of shares of Common Stock are entitled to one vote per share outstanding in their names on the record date with respect to such matters. At the close of business on April 2, 1999, there were outstanding and entitled to vote a total of 33,600,380 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

      You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy, but your Proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers and directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with shareholders' instructions. If no instructions are given, Proxies will be voted as follows:

       a. to elect John C. Danforth, Thomas A. McDonnell and Neal L. Patterson as Class I Directors to serve for a three year term until the 2002 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

       b. to ratify and approve the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending January 1, 2000; and

       c. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

                            QUORUM REQUIREMENTS

      The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.


              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The table below sets forth information, as of March 15, 1999 (unless otherwise indicated below), with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5 percent of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director,
(iii)  each executive officer named in the Summary Compensation Table,  and
(iv) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

                                             Amount and Nature
                                               of Beneficial        Percent of Shares
Name and Address of Beneficial Owner             Ownership             Outstanding
------------------------------------         -----------------      -----------------
Neal L. Patterson.......................      3,575,071 (1)            10.61%
Clifford W. Illig.......................      3,594,408 (2)            10.68%
Putnam Investments, Inc.................      2,123,854 (3)             6.33%
Waddell & Reed Financial, Inc...........      1,761,200 (4)             5.25%
Jeffrey C. Reene........................        114,112                    *
Gerald E. Bisbee, Jr....................         81,400                    *
Michael E. Herman.......................         77,000 (5)                *
Jack A. Newman, Jr......................         51,133                    *
Thomas C. Tinstman, M.D.................         47,927                    *
Paul M. Black...........................         35,999                    *
John C. Danforth........................         29,300                    *
Thomas A. McDonnell.....................         24,000                    *
All directors and executive officers,
as a group (19 persons).................      7,884,975                23.07%
____________________


*  Less than one percent

(1)  Includes  216,000  shares held in trust for minor children  with  Jeanne
     Lillig-Patterson, wife of Neal L. Patterson, serving as trustee and 30,000 shares for which Mr. Patterson has shared voting and dispositive power. Excludes 46,669 shares held by Jeanne Lillig-Patterson, wife of Neal L. Patterson, as to all of which Mr. Patterson disclaims beneficial ownership. The address for Mr. Patterson is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(2) Includes 195,667 shares held in trust for minor children with Bonne A. Illig, wife of Clifford W. Illig, serving as trustee and 68,828 shares for which Mr. Illig has shared voting and dispositive power. The address for Mr. Illig is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(3) According to a Schedule 13G, dated February 17, 1999 and filed by Putnam Investments, Inc. and Marsh & McLennan, Companies, Inc., Putnam Investments, Inc. and Putnam Investment Management, Inc. have shared dispositive power with respect to 2,123,854 shares of common stock. The address for Putnam Investments, Inc. and Putnam Investment Management, Inc. is One Post Office Square, Boston, Massachusetts 02109.

(4) According to a Schedule 13G, dated February 12, 1999 and filed by Waddell & Reed Financial, Inc., Waddell & Reed Investment Management Company, registered under Section 203 of the Investment Advisor's Act of 1940, has sole dispositive and voting power with respect to 1,761,200 shares of Common Stock. The address for Waddell & Reed Financial, Inc. and Waddell & Reed Investment Management Company is 6300 Lamar Avenue, Overland Park, Kansas 66202.

(5) Excludes 865 shares owned by Mr. Herman's spouse and 250 shares owned by his son as to which Mr. Herman disclaims beneficial ownership.

                            ELECTION OF DIRECTORS

      The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes as nearly equal as possible, each having a term of three years. Each year the term of office of one class of directors expires. The authorized number of directors is seven.

      The Board of Directors intends to present for action at the Annual Meeting the election John C. Danforth, Thomas A. McDonnell and Neal L. Patterson, whose terms expire at the Annual Meeting, as Class I Directors to serve for a three year term until the 2002 Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified.

      The Directors in Class II (Clifford W. Illig and Thomas C. Tinstman, M.D.) and the Directors in Class III (Gerald E. Bisbee, Jr. and Michael E. Herman) have been elected to terms expiring at the time of the Annual
Meetings of Shareholders in 2000 and 2001, respectively. No shareholder may vote in person or by proxy for greater than three nominees at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

      It is intended that shares represented by a Proxy given pursuant to this solicitation will be voted in favor of the election of John C. Danforth, Thomas A. McDonnell and Neal L. Patterson as the Class I Directors, unless such authority is specifically withheld. In the event that either of such persons should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominees as may be nominated by the Board of Directors. All of the above named persons have indicated willingness to serve if elected and it is not anticipated that any of them will become unavailable for election.

      The Certificate of Incorporation and Bylaws of the Company provide that advance notice of shareholder nominations for an election of directors must be given. Written notice of the shareholder's intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than 120 days in advance of the date of such meeting in the case of an annual meeting and, in the case of a special meeting, not more than seven days following the date of notice of the meeting. The notice must contain (i) the name and address of the shareholder who intends to make the nomination and of the person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iii) the names and addresses, as they appear in the Company's books, of such shareholder, (iv) the class and number of shares beneficially owned by such nominating shareholder and each nominee proposed by such shareholder, (v) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made, (vi) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if the Company were soliciting proxies for the election of such nominees, and
(vii) the consent of the nominee to serve as a director of the Company if so elected. No such notice has been received, and the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director.

The following table sets forth certain information as to the persons nominated by the Board of Directors for election as directors of the Company and each director whose term of office will continue after the Annual Meeting:


                                                               Director Since/
     Name                                              Age      Term Expires
     ----                                              ---     ---------------

     To Serve in Office Until 1999 (Class I)
         Neal L. Patterson (1)                         49        1980/1999
         Thomas A. McDonnell (2)(3)                    53        1996/1999
         John C. Danforth (2)(3)                       62        1996/1999

     To Serve in Office Until 2000 (Class II)
         Clifford W. Illig (1)                         48        1980/2000
         Thomas C. Tinstman, M.D.                      54        1989/2000

     To Serve in Office Until 2001 (Class III)
         Gerald E. Bisbee, Jr. (2)(3)                  56        1988/2001
         Michael E. Herman (1)(3)                      57        1995/2001
____________________


(1)  Member of Executive Committee.
(2)  Member of Audit Committee.
(3)  Member of Compensation Committee.

      Gerald E. Bisbee, Jr. has been a Director of the Company since February 1988. Mr. Bisbee is Chairman, President and Chief Executive Officer of ReGen Biologics, Inc., a company which designs, engineers and manufactures tissue engineered products for orthopedic applications. He has been a director of Apache Medical Systems, Inc. since December 1989. He was Chairman and Chief Executive Officer of Apache Medical Systems from December 1989 to December 1997. Apache Medical Systems, Inc. implements software decision support systems for intensive care units. Mr. Bisbee has served as a director of SG Pacific Funds since 1989.

      John C. Danforth has been a Director of the Company since May 1996. He has been a partner in the law firm of Bryan Cave LLP since 1995. For more than five years prior to 1995 he was a member of the United States Senate. Mr. Danforth is a director of Dow Chemical Corporation.

      Michael E. Herman has been a Director of the Company since May 1995. He is President of the Kansas City Royals Baseball Club, Chairman of the Investment Committee of the Kauffman Foundation (President from 1985 to
1990) and was the Executive Vice President and Chief Financial Officer of Marion Laboratories, Inc. from 1974 to 1990. Mr. Herman is a director of Janus Capital Corporation and Agouron Pharmaceuticals, Inc.

     Clifford W. Illig has been a Director of the Company for more than five years. Mr. Illig served as Chief Operating Officer of the Company for more than five years until October 1998 and as President of the Company for more than five years until March 1999. Mr. Illig was appointed Vice Chairman of the Board of Directors in March 1999.

     Thomas A. McDonnell has been a Director of the Company since May 1996. He is President and Chief Executive Officer of DST Systems, Inc., a provider of sophisticated information processing and computer software services and products, primarily to mutual funds, insurance providers, banks and other financial services organizations. Mr. McDonnell joined DST Systems, Inc. in 1969 and has been President since 1973. Mr. McDonnell is a director of DST Systems, Inc., Janus Capital Corporation, Informix Software, Inc., BHA Group, Inc., Computer Sciences Corporation, and Euronet Services, Inc.

      Neal  L.  Patterson has been Chairman of the Board of  Directors  and
Chief  Executive  Officer of the Company for more  than  five  years.   Mr.
Patterson was appointed President of the Company in March 1999.

      Thomas C. Tinstman, M.D. has been a Director of the Company since May 1989. In November, 1995 Dr. Tinstman became Senior Vice President and Chief Medical Officer of the Company. From February, 1994 to October, 1995 Dr. Tinstman was director of Medical Informatics with University of Texas Medical Branch in Galveston, Texas. Prior to that he was a physician in private practice with Internal Medicine Associates, P.C. in Omaha, Nebraska. From 1977 to January, 1994, Dr. Tinstman served as Associate Medical Director of Pulmonary Medical Services at Bishop Clarkson Memorial Hospital and as Medical Director of the Respiratory Therapy Department of Midland Hospital, both in Omaha, Nebraska. Dr. Tinstman has served as a director of Smith-Haynes Trust, Inc. since 1988.

Meetings of the Board and Committees

       The Board of Directors has established Executive, Audit, and Compensation Committees of the Board of Directors, but does not have a Nominating Committee. During 1998, the Board of Directors held four meetings.

      The Executive Committee acts in place of the Board of Directors when the Board of Directors is not in session and may exercise all of the powers of the Board of Directors, except with respect to certain corporate matters, including mergers, dissolution, sale of property, issuance of stock, declaring dividends or amending the Certificate of Incorporation or
Bylaws of the Company.   The Executive Committee did not meet during 1998.

      The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent accountants. The Audit Committee met three times during 1998.

     The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans. The Compensation Committee met three times during 1998.

                          EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total salary and bonuses for the fiscal year ended January 2, 1999 exceeded $100,000:


                        Summary Compensation Table


                                                Annual Compensation  Long-Term Compensation
                                                -------------------  ----------------------   All Other
                                                                                             Compensation
                                        Fiscal                           Number of Stock       ------------
Name and Principal Position              Year   Salary($)   Bonus($)     Options Granted        ($) (1)
---------------------------             ------  ---------   --------     ---------------       ------------
Neal L. Patterson                        1998    386,539    126,564            25,000               660
Chairman of the Board of Directors,      1997    375,961    196,876                 -               660
Chief Executive Officer and President    1996    350,000     90,000                 -               660

Clifford W. Illig                        1998    307,693    112,500            15,000               660
Vice Chairman of the Board of Directors  1997    299,519    175,000                 -               660
                                         1996    275,000     78,750                 -               660

Jack A. Newman, Jr.                      1998    369,230    131,094                 -               660
Executive Vice President                 1997    350,520    198,631            25,000               660
                                         1996    317,596    131,250           150,000               660

Paul M. Black                            1998    203,847    135,417            29,940               660
Senior Vice President and                1997    188,846    230,136            29,940               660
and Chief Sales Officer                  1996    130,058    101,008            10,120               660

Jeffrey C. Reene (2)                     1998    207,693    101,547            48,800               660
Executive Vice President                 1997    193,621    170,000                 -               660
                                         1996    158,325     75,755                 -               660

____________________


(1) Consists of $600, being the Company's matching contribution to the named individual's account in the Cerner Corporation Associate 401(k) Retirement Plan, and $60, being the insurance premiums paid by the Company with respect to term life insurance for each named individual.

(2) Jeffrey C. Reene resigned his position with the Company effective March 22, 1999.

Stock Option Plans

      The following table reports information with respect to the award of stock options during the year ended January 2, 1999 for each of the named executive officers in the Summary Compensation Table:


                     Option Grants In Last Fiscal Year

                           Number of     Percent of
                           securities  total options
                           underlying    granted to     Exercise
                             options      employees      price     Expiration    Grant date
Name                       granted (#)  in fiscal year   ($/Sh)       date     present value ($)
----                       ----------- ---------------  --------   ----------  -----------------
Neal L. Patterson (1)(3)   25,000           1.3           28.25     05/22/08    483,558
Clifford W. Illig (1)(3)   15,000            .8           28.25     05/22/08    290,135
Jack A. Newman, Jr.             -             -               -            -          -
Paul M. Black (2)(3)       29,940           1.5           24.00     02/10/13    388,219
Jeffrey C. Reene (1)(3)     4,000            .2           28.25     05/22/08     77,369
                 (2)(3)    44,800           2.3           25.00     06/01/10    714,169
____________________


(1) These options were issued at a price that was equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable seven years from the date of grant or upon the earlier of attainment of certain long-term stock price goals, assuming the optionee remains an employee of the Company.

(2) These options were issued at a price that exceeded the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in varying amounts per year, assuming the optionee remains an employee of the Company, over a period of ten years from the date of grant.

 (3) The grant date present value was calculated using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of zero percent; expected stock volatility of 58.5%; risk-free interest rate of 5.0%; and expected years until exercise of eight years for each option.

     The following table reports information with respect to the January 2, 1999 option values for each of the named executive officers in the Summary Compensation Table:


      Aggregated Option Exercises In Last Fiscal Year and January 2, 1999
                                 Option Values

                                                   Number of
                                                   Securities
                                                   Underlying
                                                   Unexercised
                                                    Options at         Value of Unexercised
                                                  January 2, 1999    In-the-Money Options at
                                                         #               January 2, 1999
                       Shares                    -----------------   -----------------------
                     Acquired on     Value          Exercisable/           Exercisable/
Name                 Exercise(#)   Realized($)   Unexercisable (1)      Unexercisable (1)
----                 -----------   -----------   -----------------    ----------------------
Neal L. Patterson        -            -           108,000/277,000             0/0
Clifford W. Illig        -            -            72,000/183,000             0/0
Jack A. Newman, Jr.      -            -            40,000/135,000       263,750/967,500
Paul M. Black            -            -            15,018/75,232        194,837/636,500
Jeffrey C. Reene         -            -                 0/48,800               0/78,400

____________________


(1) The numbers in the column headed Number of Securities Underlying Unexercised Options at January 2, 1999 and the dollar amounts in the column headed Value of Unexercised In-the-Money Options at January 2, 1999 reflect (i) the number of shares of Common Stock into which options are exercisable and unexercisable and (ii) the difference between the fair market value on January 2, 1999, of such shares of Common Stock and the exercise price of the options.

Director Compensation

      Nonemployee directors of the Company receive compensation of $2,500 for each meeting of the Board of Directors attended and an additional $500 for each committee meeting attended, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. During 1998, payments, excluding expense reimbursements, were $13,000 to Mr. Bisbee, $12,000 to Mr. Herman, $13,000 to Mr. McDonnell, and $10,500 to Mr. Danforth.

Executive Compensation

       The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of the individuals listed below. All of the members of the Compensation Committee are outside directors. The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans.

      The compensation policies of the Company have been designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive salaries based upon individual performance, together with quarterly cash bonuses awarded for the achievement of goals established by the Compensation Committee. In addition, it has been the policy of the Company to grant stock options to executives upon their commencement of employment with the Company or their becoming such executive officers in an effort to strengthen the mutuality of interests between such executives and the Company's shareholders.

      Annual Compensation

      Total annual cash compensation for executive officers of the Company consists of base salary and a potential annual cash bonus (in some instances payable by the award of restricted stock of the Company) based upon incentive plans adopted each year by the  Compensation  Committee.
Total annual cash compensation varies each year based on changes in base salary and in the cash bonus. The incentive plans for executive officers other than Mr. Patterson consists of various objective goals, both related to areas for which such executive officer has responsibility and for company wide performance. Attainment of each goal is objective, but the amount of the bonus is also affected, in some instances, by a subjective analysis of the executive's overall performance. For Mr. Patterson the sole goal during the 1998 plan year consisted of earnings per share. Attainment by Mr. Patterson of this goal is done on an objective basis without any subjective analysis of his overall performance. Under the incentive plans, each executive may earn up to a maximum amount approved by the Compensation Committee on a subjective basis designed to create a significant incentive in relation to such executive's salary. During 1998 the Company's executive officers, as a group, earned approximately 53 percent of the targeted incentives available.

     The salary of each executive officer is approved on a subjective basis by the Compensation Committee at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Compensation Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive plan payments for 1998, the Compensation Committee considered, among other matters, the Company's performance during 1997 and the compensation levels for 1996 and 1997 of the Company's principle competitors for which information was available, although the Compensation Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Compensation Committee.

      Mr. Patterson's compensation during the year ended January 2, 1999 consisted of $386,539 in salary and $126,564 in payments earned under the Company's incentive plans. Mr. Patterson earned approximately 32 percent of the targeted incentives available under the incentive plans during 1998. In determining Mr. Patterson's salary and potential incentive plan payments for 1998, the Compensation Committee considered, among other matters, the Company's performance during 1997 and the compensation of the chief executive officer for 1996 and 1997 of the Company's principle competitors for which information was available, although the Compensation Committee did not target his compensation to any particular group of these companies.

      Long-Term Incentive Compensation

      The long-term incentive compensation for executive officers consists of awards of stock options granted under the Company's stock option plans typically upon their commencement of employment with the Company or promotion to executive officer and stock options granted during the employment as executive officers. The Compensation Committee believes stock options create an incentive for executive officers to contribute to sustained, long-term growth in the Company's performance. The Compensation Committee believe that stock options create a mutuality of interest between the Company's executive officers and shareholders. Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers to date have exercisable prices equal to or greater than the fair market value of the Common Stock on the date of the grant of the stock option.

          Members of the Compensation Committee:

               Gerald E. Bisbee, Jr.
               John C. Danforth
               Michael E. Herman
               Thomas A. McDonnell

Company Performance

      The following graph presents a comparison for the five-year period ended December 31, 1998 of the performance of the Common Stock of the Company with the Nasdaq Composite Index (as calculated by The Center for Research in Security Prices) and the Nasdaq Computer/Data Processing Group (as calculated by The Center for Research in Security Prices):


                 Comparison of 5 year Cumulative Total Return
                           Among Cerner Corporation,
                 Nasdaq Computer and Data Processing Index and
                      Nasdaq Stock Market (US Companies)

    Measurement Period                             Nasdaq Computer and    Nasdaq Stock Market
  (Fiscal Year Covered)      Cerner Corporation   Data Processing Index      (US Companies)
  ---------------------      ------------------   ---------------------   -------------------
Measurement Pt-12/31/93             $100.00               $100.00              $100.00
Measurement Pt-12/30/94             $101.40               $121.40              $ 97.80
Measurement Pt-12/29/95             $ 94.30               $184.90              $138.30
Measurement Pt-12/31/96             $ 71.30               $228.20              $170.00
Measurement Pt-12/31/97             $ 97.10               $280.40              $208.50
Measurement Pt-12/31/98             $123.00               $500.60              $293.80


     The above comparison assumes $100 was invested on December 31, 1993 in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends. The results of each component issuer of each group are weighted according to such issuer's stock market capitalization at the beginning of each year.

      RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected the firm of KPMG LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year ending January 1, 2000. KPMG LLP has served as auditors for the Company since 1983. It is expected that representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and also will be available to respond to appropriate questions.

      The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection of KPMG LLP as independent public accountants.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND
                RATIFICATION OF THE SELECTION OF KPMG LLP.

                           CERTAIN TRANSACTIONS

      The Company leases an airplane from a company owned by Mr. Neal L. Patterson and Mr. Clifford W. Illig. The airplane is leased on a per mile basis with no minimum usage guarantee. The lease rate is believed to approximate fair market value for this type of aircraft. During 1997 and 1998, respectively, the Company paid an aggregate of $378,844 and $457,206 for rental of the airplane. The airplane is used principally by Mr. Patterson to increase the number of client visits he can make and to reduce the physical strain of his heavy travel schedule. The Company intends to continue the use of the airplane in 1999.

     During 1998, the Company engaged Gerald E. Bisbee, Jr. to provide consulting services in connection with the operations of a newly acquired subsidiary of the Company. Mr. Bisbee was paid $118,500 and was reimbursed $60,606 for his travel and living expenses while performing these services.

     The Company loaned to Jack A. Newman, Jr., Robert C. Dieterle, Glenn
P. Tobin and Marvin G. Pember, executive officers of the Company, $100,000, $135,000, $100,000 and $200,000, respectively, when each of them became employees of the Company. With the exception of Mr. Dieterle, who has made his first installment payment, such loans remain outstanding but are not due. The loans to Mr. Newman and Mr. Dieterle are interest-free and the loan to Mr. Tobin bears interest at the rate of three percent (3%) per annum. The loan to Mr. Pember is interest-free for the first five (5) years and thereafter bears interest at the rate of three percent (3%).


   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and holders of ten percent or more of the Company's equity securities are required to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended January 2, 1999, all
Section 16(a) filing requirements applicable to its executive officers, directors and holders of ten percent or more of the Company's equity securities were complied with.

                           FINANCIAL STATEMENTS

      The Annual Report to Shareholders of the Company for the fiscal year ended January 2, 1999, is enclosed with this Proxy Statement.

                            GENERAL INFORMATION

Other Matters

      The Bylaws of the Company require that for business to be properly brought before an annual shareholders' meeting, the Company must have received prior written notice of such business not later than 120 days in advance of the date of such meeting. The notice must describe the proposed business, the shareholders' name and address, a description of the class and number of shares of stock of the Company which are beneficially owned (as that term is defined in the Certificate of Incorporation of the Company) by the shareholder, any material interest of the shareholder in such business and all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company. Because no such notice has been received in a timely manner, the only business which may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors.

      The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

Deadline for Shareholder Proposals

      Proposals by holders of the shares of Common Stock which are intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than December 18, 1999 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Act of 1934 and must comply with the advance notice and information requirement described under the heading "GENERAL INFORMATION -- Other Matters" above to be presented at that meeting.

Voting Matters

     In accordance with Delaware law, a shareholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to approve and ratify the selection of the Company's independent auditors are treated as votes against the particular proposal. Broker non-votes on the election of directors or the proposal to approve and ratify the selection of the Company's independent auditors are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

Expenses of Solicitation

      All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by some of the regular employees of the Company. The Company has engaged Morrow & Co., Inc. ("Morrow") as paid solicitors in connection with the Annual Meeting. Morrow will be paid to solicit proxies and distribute proxy materials to nominees, brokers and institutions. The anticipated cost of such services is $4,000, plus expenses. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of Common Stock held of record by such persons.

                         BY ORDER OF THE BOARD OF DIRECTORS,



                         /s/Randy D. Sims
                         Randy D. Sims
                         Secretary

North Kansas City, Missouri
April 19, 1999

                     CERNER CORPORATION
                 FOUNDATIONS RETIREMENT PLAN


TO:  All Participants

           The Annual Meeting of the Shareholders of Cerner Corporation (the "Company") will be held at the Cerner
Associate Center on the Cerner campus, at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117, on May 28, 1999, commencing at 10:00 a.m. As a participant in the Cerner Corporation Foundations Retirement Plan (the "Plan"), you are entitled to instruct American Century Services, Inc., as trustee of the Plan (the "Trustee"), to vote the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), which have been credited to you under the Plan as of April 2, 1999.

           As of this date, your Plan account has been credited with the number of shares of Common Stock indicated on the label affixed to the bottom of the second page of the enclosed Participant Instruction Form. The number of shares of Common Stock shown includes shares of Common Stock purchased with your elective deferrals, Company matching contributions, and allocations to your account of shares of Common Stock forfeited by terminated associates, as allocated by the provisions of the Plan. Therefore, you may not be fully vested in the total number of shares of Common Stock indicated.

          The Plan gives you the right to direct the Trustee to vote your shares in accordance with your instructions. Your votes are to be indicated on the enclosed Participant Instruction Form and returned to Vivian Vaughan of Cerner Corporation, Mail Drop WO131, no later than May 17, 1999. The Trustee may vote only those shares in the Plan for which valid instructions have been received from the participant. Please sign and date your form and mail it as promptly as possible to Vivian Vaughan at Mail Drop WO131.

Your voting instructions are confidential.


                         AMERICAN CENTURY SERVICES, INC.,
                         as trustee of Cerner Corporation
                         Foundations Retirement Plan

                PARTICIPANT INSTRUCTION FORM
                            UNDER
                     CERNER CORPORATION
                 FOUNDATIONS RETIREMENT PLAN
             FOR ANNUAL MEETING OF SHAREHOLDERS
                        MAY 28, 1999
                        ------------


           I  am  a  participant in the  Cerner  Corporation
Foundations Retirement Plan (the "Plan") of Cerner Corporation (the "Company") entitled to vote the number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") indicated on this form.

          I understand that AMERICAN CENTURY SERVICES, INC., as trustee of the Plan (the "Trustee"), will vote the shares of Common Stock upon instructions from participants. I further understand that I may direct the Trustee to vote certain shares of Common Stock in favor and certain shares of Common Stock against any of the proposals, but that to do so requires separate forms.

           I acknowledge receipt of the Company's Notice of Annual Meeting and Proxy Statement for its Annual Meeting of Shareholders to be held May 28, 1999, at 10:00 a.m., local time, at the Cerner Associate Center on the Cerner campus located at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117.

          I instruct the Trustee to vote all of my shares of Common Stock as follows:

1.    The  election of John C. Danforth, Thomas A. McDonnell and
Neal L. Patterson as directors.


            FOR              Withheld as to all nominees

            ___                         ___

     To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee with respect to which you intend to withhold authority to vote on the line provided below.

     _______________________________________________________


     Unless authority to vote for each nominee is withheld, this Proxy will be deemed to confer authority to vote
     "FOR" each nominee whose name is not written on the line provided.

2. Ratification and approval of the selection of KPMG LLP as the independent auditors of Cerner Corporation for the fiscal year ending January 1, 2000.

        FOR               AGAINST              ABSTAIN

        ___                 ___                  ___

3. Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

          I direct that Clifford W. Illig and Neal L. Patterson, and each or any one of them, be appointed my true and lawful attorneys, agents and proxies with full power of substitution in my name to vote at the Annual Meeting, and at any and all adjournments thereof, with respect to the shares of Common Stock which have been credited to me under the Plan for the purpose of any matters which may properly come before the meeting or any adjournment thereof.



       ___ a.  I hereby grant the power of attorney referred to above.

       ___ b. I hereby withhold the grant of the power of attorney referred to above



                                   Date:________________________, 1999




                                   ______________________________________
                                        (Signature of Participant)

                                  (Please sign exactly as your name appears on the label to this form. If you are signing as executor, administrator or guardian, please give your full title as such.)

PLEASE   MARK,  SIGN,  DATE  AND  RETURN  THIS   PARTICIPANT
INSTRUCTION FORM IN THE ENVELOPE PROVIDED TO VIVIAN  VAUGHAN
AT MAIL DROP WO131.

                    CERNER CORPORATION
                    2800 Rockcreek Parkway                                 PROXY
                    Kansas City, Missouri 64117
--------------------------------------------------------------------------------




This Proxy is for the 1999 Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation, to be held May 28, 1999, at 10:00 a.m., local time, at the Cerner Associate Center, located on the Cerner Campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CERNER CORPORATION.

The undersigned hereby appoints Clifford W. Illig and Neal L. Patterson, and each of them, jointly and severally, with full power of substitution, as attorneys-in-fact, to vote all the shares of Common Stock which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of Cerner Corporation to be held on May 28, 1999, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the purposes set forth.

--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------


                                                                            _______________________________________________________
1.  Election of Directors:                                                  To withhold authority to vote for any nominee(s), mark
                                                                            the
John C. Danforth, Thomas A. McDonnell and Neal L. Patterson
                                                                            "FOR" box and write the name of each such nominee
                                                                            with respect to which you intend to withhold authority
                                                                            to
___ FOR all nominees   ___ WITHHOLD AUTHORITY to vote for all nominees      vote on the line provided below.
                                                                            Unless authority to vote for each nominee is withheld,
                                                                            this Proxy will be deemed to confer authority to vote
                                                                            "FOR" each nominee whose name is not written on the line
                                                                            provided.
-------------------------------------------------------------------------   -------------------------------------------------------


2. Ratification and approval of the selection of KPMG LLP as the independent auditors of Cerner Corporation for the fiscal year ending January 1, 2000.

_____ FOR                      _____ AGAINST             _____ ABSTAIN

(PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE)


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" proposals 1 and 2.

In their discretion, the proxies are to vote upon such other business as may properly come before the meeting which the Board of Directors does not have knowledge of a reasonable period of time before the solicitation of this proxy.

Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 19, 1999.


                                  DATE____________________________________


                                  ________________________________________
                                                 (Signature)


                                  ________________________________________
                                                 Signature(s)


                                     PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY
                                     IN THE ENVELOPE PROVIDED.

                                     If you expect to attend the 1999 Annual
                                     Meeting of Shareholders please check
                                     this box.

                                                                    ------------